Exhibit 1.1

$100,000,000

INSEEGO CORP.

3.25% Convertible Notes due 2025

Underwriting Agreement

May 7, 2020

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As representative of the several Underwriters named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street

Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

Inseego Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Stifel, Nicolaus & Company, Incorporated is acting as representative (the “Representative” or “you”), the respective principal amounts set forth in said Schedule I of $100,000,000 aggregate principal amount of the Company’s 3.25% Convertible Notes due 2025 (the “Firm Securities”) and, at the election of the Underwriters solely to cover over-allotments, up to $15,000,000 aggregate principal amount of the Company’s 3.25% Convertible Notes due 2025 (the “Optional Securities”). To the extent there are no additional underwriters listed on Schedule I, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires. The Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities.” The Securities will be convertible into cash, shares of common stock of the Company, par value $0.001 per share (including related rights to purchase Series D Preferred Stock, the “Stock”), or a combination of cash and shares of Stock (any shares of Stock issuable upon conversion of the Securities, including, for the avoidance of doubt, any additional shares deliverable upon conversion in connection with a “make-whole fundamental change,” are referred to as the “Underlying Securities”). The Securities are to be issued pursuant to an indenture to be dated on or about the First Time of Delivery (as defined below) (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), which will be substantially in the form filed as an exhibit to the Registration Statement (as defined below), as supplemented and/or amended by a supplemental indenture to be dated on or about the First Time of Delivery, by and between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, as supplemented and/or amended, the “Indenture”). This Agreement, the Indenture and the Securities are collectively called the “Transaction Documents.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as you deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-238057), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act after the Applicable Time (as defined in Section 1(iii) hereof). The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the

Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to the Applicable Time. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Applicable Time.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, has become effective under the Securities Act in such form; no other document with respect to the Registration Statement or any document incorporated by reference in the Base Prospectus has been filed with the Commission from the date of filing the Registration Statement through the date hereof; any request on the part of the Commission for additional information has been complied with; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) has been issued by the Commission; and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below) or relating to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act;

(iii) For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (New York City time) on the date of this Agreement. The Preliminary Prospectus, taken together with the information listed on Schedule II(a)-(c) hereto (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or relating to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto did not, as of its date of issue, conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, as in existence on such date;

(iv) The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that the Company reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications; the

Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule II(d) hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict in any material respect with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of any Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such incorporated documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) The Company satisfies the requirements set forth in General Instruction I of Form S-3; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Applicable Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form; the Company meets the requirements for use of Form S-3 under the Securities Act specified in Rule 5110(B)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”);

(vii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the Trust Indenture Act and do not and will not, as of the applicable effective date as to each part of the Registration Statement and the applicable effective date of any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, taken together, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or relating to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act;

(viii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business, direct or contingent, including from pandemic, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction outside the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, taken as a whole, other than, in the case of clauses (i), (ii) and (iii), changes described or contemplated in the Pricing Disclosure Package; and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole;

(ix) The Company and its subsidiaries have good and marketable title to all property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Pricing Disclosure Package;

(x) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”); there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xi) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clauses (x) or (y), where the failure to be so organized, qualified or in good standing would not have a Material Adverse Effect;

(xii) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the captions “Capitalization” and “Description of Capital Stock” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and Prospectus under the captions “Capitalization” and “Description of Capital Stock”; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as would not be material to the Company and its subsidiaries, taken as a whole, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Stock under the Exchange Act or delisting the Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing; to the Company’s knowledge, it is in compliance with all applicable listing requirements for the listing of the Stock on Nasdaq;

(xiii) (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (c) as of the Applicable Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act;

(xiv) The Company’s execution and delivery, and the performance by the Company of each of its obligations under, the Transaction Documents and the consummation of the transactions contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the use of proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and the issuance of the Underlying Securities upon conversion of the Securities (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) will not violate any of the provisions of the Amended and Restated Certificate of the Company or the Amended and Restated Bylaws of the Company, or the organizational documents of any subsidiary, (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) will not require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for (x) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect and (y) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(xv) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation, bylaws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default would not have a Material Adverse Effect;

(xvi) The statements set forth (A) in the Pricing Disclosure Package and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, (B) in the Pricing Disclosure Package and Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities or the Indenture, and (C) in the Pricing Disclosure Package and Prospectus under the captions “Material U.S. Federal Income Tax Considerations,” and “Underwriting,” insofar as they purport to describe the provisions of the laws, matters and documents referred to therein, fairly summarize in all material respects such laws, matters and documents; and the Securities and the Indenture will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement;

(xvii) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (A) if determined adversely to the Company or any of its subsidiaries or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Preliminary Prospectus or (B) are required to be described in the Registration Statement or the Prospectus and are not so described; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(xviii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xix) At the time of filing the Registration Statement the Company was not and is not, as of the date hereof, an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(xx) Marcum LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent certified public accountants with respect to the Company as required by the Securities Act and the Public Company Accounting Oversight Board (United States);

(xxi) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”) and the Commission’s rules and guidelines applicable thereto; except as disclosed in the Pricing Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; the Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxii) Since the date of the latest audited financial statements included in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xxiii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act; and except as disclosed in the Pricing Disclosure Package, such disclosure controls and procedures are effective to perform the functions for which they were established;

(xxiv) This Agreement has been duly authorized, executed and delivered by the Company;

(xxv) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at each Time of Delivery, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(xxvi) The Securities have been duly authorized and, at each Time of Delivery, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

(xxvii) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, shares of the Stock or a combination of cash and shares of Stock in accordance the terms of the Securities; the maximum number of Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Underlying Securities, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such Underlying Securities will be subject to personal liability by reason of being such a holder; and the issuance of the maximum number of Underlying Securities upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company;

(xxviii) Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; the Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxix) (a) To the Company’s knowledge, the Company and its Subsidiaries own (free and clear of all liens or security interests except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries), possess, license or have other rights to use, all patents, patent applications, trade and service marks and other protectable source code indicators, trade and service mark applications and registrations, copyrights, trade secrets (including inventions, technology and know-how), domain names, mask works and other intellectual property rights and similar proprietary rights necessary or material to the conduct of their respective businesses as currently conducted (collectively, the “Intellectual Property Rights”), except as would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the issued patents, trademark registrations and copyright registrations owned by the Company and its Subsidiaries included within the Intellectual Property Rights are valid, enforceable and subsisting, except as would not reasonably be expected to have a Material Adverse Effect. (b) To the Company’s knowledge, there is no infringement by third parties of any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries and material to the conduct of their respective businesses (collectively, “Owned Intellectual Property Rights”). Except as would not be material to the Company and its subsidiaries, taken as a whole, no action, suit, claim or other proceeding is pending or, to the Company’s knowledge, threatened, challenging the validity, enforceability or use by the Company or any of its Subsidiaries of any of the Owned Intellectual Property Rights (other than routine office actions issued by the United States Patent and Trademark Office or other applicable intellectual property office). Except as would not be material to the Company and its subsidiaries, taken as a whole, no action, suit, claim or other proceeding is pending or, to the Company’s knowledge, threatened, challenging the Company’s or any Subsidiary’s ownership rights in or to any Owned Intellectual Property Rights (other than routine office actions issued by the United States Patent and Trademark Office or other applicable intellectual property office). To the Company’s knowledge, the use, manufacture and sale by the Company and its Subsidiaries of any of their respective proprietary products and processes referred to in the Registration Statement, Pricing Disclosure Package and Prospectus in the current conduct of their respective businesses do not currently infringe any Intellectual Property Right (with respect to patents, any valid patent claim) of any third party, except as would not have or reasonably be expected to have a

Material Adverse Effect. (c) To the Company’s knowledge, no third party has any ownership right in or to any Owned Intellectual Property Rights. To the Company’s knowledge, no employee, consultant or independent contractor that has developed any Owned Intellectual Property Rights is in violation in any material respect of any term of any invention assignment agreement or nondisclosure agreement with a former employer or third party with whom they were engaged as an independent contractor where the basis of such violation relates to such employee’s or independent contractor’s development of Intellectual Property Rights undertaken while employed or engaged with the Company or any Subsidiary. (d) The Company and its Subsidiaries have taken commercially reasonable measures to protect its trade secrets constituting Owned Intellectual Property Rights and to maintain and safeguard such Intellectual Property Rights, including the execution of nondisclosure and confidentiality agreements. (e) All of the agreements containing licenses and sublicenses granting to the Company or its Subsidiaries a right to use third party Intellectual Property Rights which are material to the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted (other than non-exclusive licenses for commercially available software or software services) (collectively, the “License Agreements”) are binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s knowledge, the other parties thereto. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in material breach of or default under, nor has provided or received any notice of any intention to terminate, any such License Agreement. (f) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in a material loss, impairment of or restriction on the Company’s or any Subsidiaries’ ownership or right to use any of the Owned Intellectual Property Rights or Intellectual Property Rights licensed or sublicensed to the Company or its Subsidiary pursuant to a License Agreement, in each case, that are material to and necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted.

(xxx) The financial statements, including the notes thereto, and the supporting schedules included in the Pricing Disclosure Package present fairly, in all material respects, the financial position at the dates indicated and the results of operations and cash flows for the periods indicated of the Company and its consolidated subsidiaries; except as otherwise stated in the Pricing Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Pricing Disclosure Package present fairly the information required to be stated therein; the historical financial data set forth or included in the Pricing Disclosure Package under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” present fairly in all material respects the information included therein; no other financial statements (including, but not limited to, pro forma financial statements) or supporting schedules are required to be included in the Registration Statement; the other financial information included in the Pricing Disclosure Package presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package and the books and records of the respective entities presented therein; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxxi) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Preliminary Prospectus;

(xxxii) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, including Section 402 related to loans and Sections 302 and 906 related to certifications, and all rules and regulations promulgated thereunder currently in effect and with which the Company is required to comply;

(xxxiii) Except as described in the Pricing Disclosure Package, the Company has not sold, issued or distributed any shares of Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xxxiv) There are no statutes, regulations, contracts or other documents which are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required;

(xxxv) All United States federal tax returns and state tax returns required to be filed by the Company and its subsidiaries in all jurisdictions in which the Company or its subsidiaries are incorporated or formed or are qualified to do business have been timely and duly filed, or the Company and its subsidiaries have requested and received extensions thereof, other than those filings being contested in good faith, and except where the failure to file would not have a Material Adverse Effect; other than as disclosed in the Pricing Disclosure Package, there are no tax returns of the Company and its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice); all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due to such entities (and with respect to which the Company or its subsidiaries have received notice), have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

(xxxvi) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(xxxvii) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Preliminary Prospectus, or, to the knowledge of the Company, is imminent;

(xxxviii) Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person (A) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering; or (B) granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

(xxxix) None of the outstanding shares of Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Pricing Disclosure Package; and the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(xl) Neither the Company nor any of its subsidiaries, directors, or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(xli) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xlii) The Company and its subsidiaries possess all certificates, authorizations, registrations and permits issued by the appropriate federal, state, self-regulatory organization or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization, registration or permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, registration or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Preliminary Prospectus;

(xliii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(xliv) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Stock and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities or the Underlying Securities contemplated hereby;

(xlv) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(xlvi) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and its counsel in connection with the offering of the Securities is true, complete and correct, in all material respects; to the Company’s knowledge, the underwriting terms and arrangements relating to the offering of the Securities do not violate FINRA Rule 5121; to the Company’s knowledge and except as disclosed to the Representative in writing, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date of this Agreement, has any direct or indirect affiliation or association with any FINRA member; the Company will advise the Representative and counsel to the Underwriters if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering;

(xlvii) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries, as applicable, as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; and

(xlviii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I, the aggregate principal amount of Firm Securities set forth opposite their respective names in Schedule I and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised.

The Company hereby grants to the Underwriters the right to purchase at their election up to $15,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in the paragraph above, for the sole purpose of covering over-allotments. Any such election to purchase Optional Securities may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder shall be in such authorized denominations and registered in such names as the Representative may request upon at least twenty-four hours’ prior notice to the Company and shall be delivered to the Representative through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The Company will cause the one or more global notes representing the Securities to made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the New York Business Day (as defined below) prior to each Time of Delivery (as defined below). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 12, 2020 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Securities,

9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Goodwin Procter LLP, at The New York Times Building, 620 Eighth Avenue, New York, NY 10018. A meeting will be held at 3:00 p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, or such other time and date as the Representative and the Company may agree, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5. The Company agrees with each of the Underwriters:

(a) To comply with the requirements of Rule 430B under the Securities Act; to prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery to which you reasonably object after notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with a reasonable number of copies thereof (provided that, following the last Time of Delivery, such obligation shall only extend to amendments to the Registration Statement or amendments or supplements to the Prospectus in respect of the Securities); to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act prior to the last Time of Delivery; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information in respect of the Securities; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such later time as may be agreed to by the Company and the Representative on behalf of the Underwriters) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus in the reasonable opinion of counsel for the Underwriters (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if, in the reasonable opinion of counsel for the

Underwriters, for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter, and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with EDGAR), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

(e) During the period commencing on the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any other securities convertible into or exercisable or exchangeable for Stock or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, without the prior written consent of you on behalf of the Underwriters (other than (a) the Company’s sale of the Securities hereunder including the issuance of shares of Common Stock upon conversion of the Securities, (b) the entry by the Company into, and its exercise of rights and performance of obligations under, the Private Exchange Transactions described in the Pricing Disclosure Package (or the filing of a registration statement to register the Participating Stockholder notes (as defined in the Pricing Disclosure Package) and any shares of Common Stock issuable upon exercise thereof), (c) the grant of options to purchase shares of Stock, restricted shares, restricted stock units or other equity incentive awards pursuant to the Company’s existing employee benefit plans or the issuance of shares of Stock upon the exercise of any option or the settlement or vesting of any other equity incentive award issued pursuant to the Company’s employee benefit plans (or the filing of a registration statement on Form S-8 to register shares of Stock issuable under such plans), (d) the grant of options, restricted stock, restricted stock units or other equity incentive awards to newly hired employees, including granting inducement grant awards, as permitted by Nasdaq Stock Market Rule 5635 (or the filing of a registration statement on Form S-8 to register shares of Stock issuable under such awards), (e) the issuance by the Company of shares of Stock upon the exercise of warrants or the conversion, exchange or redemption of securities outstanding on the date hereof, (f) the issuance by the Company of shares of Stock in an amount up to 10% of the Company’s outstanding shares of Stock as of the date hereof in connection with a merger, acquisition or other transaction and (g) the issuance by the Company of shares of Stock pursuant to any pre-existing contractual obligation of the Company identified in the Registration Statement);

(f) During a period of three years from the date of the Prospectus, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making such reports or information available on its website or by electronically filing such information through EDGAR as long as such posting or filing complies with the Exchange Act;

(g) During a period of three years from the date of the Prospectus, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that, if any such information would, if disclosed, result in a violation of Regulation FD, then such disclosure would be conditioned upon the Representative agreeing to keep such information confidential and provided, further, that any information or documents available on EDGAR shall be considered furnished for purposes of this Section 5(g);

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(i) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representative, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement;

(j) To prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule III hereto, reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representative, and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object;

(k) To at all times and from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued Stock that is not committed for any other purpose, for the purpose of issuance upon conversion of Securities, a number of shares of Stock equal to the maximum number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities; and

(l) To use its commercially reasonable efforts to maintain the listing of the shares of Stock (including the Underlying Securities) on Nasdaq.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, it will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Transaction Documents, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) the expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of one counsel in each jurisdiction for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (which shall not exceed $5,000 in the aggregate); (iv) all fees and expenses in connection with listing the Underlying Securities on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (which fees and disbursements of counsel shall not exceed $5,000 in the aggregate); (vi) the reasonable out-of-pocket expenses of the Underwriters related to the fees and expenses of their outside legal counsel incurred in connection with this offering, which expenses shall be payable as they are incurred upon request by the Representative and shall not exceed $25,000 without the Company’s prior written approval, which may be by email and which shall not be unreasonably withheld, conditioned or delayed; (vii) the cost of preparing stock certificates, if applicable; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to you their written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Paul Hastings LLP, counsel for the Company, shall have furnished to you their written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters you may reasonably request;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, Marcum LLP, independent certified public accountants with respect to the Company, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from pandemic, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Time of Delivery, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Time of Delivery, prevent the issuance or sale of the Securities;

(h) On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof, in form and substance satisfactory to you, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information;

(i) The Company shall have filed a Notification Listing of Additional Shares with Nasdaq and shall have received no objection thereto from Nasdaq;

(j) The Representative shall have received satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each of the persons listed on Schedule IV hereto substantially in the form attached hereto as Schedule V, and such agreements shall be in full force and effect;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses;

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e)(i) of this Section 8 and as to the absence, since the respective dates as of which information is given in the Pricing Disclosure Package, of any material adverse change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(n) The Secretary of the Company shall have furnished to the Representative a certificate, at such Time of Delivery, certifying, among other things: (i) that the certificate of incorporation of the Company is true and complete, has not been modified and is in full force and effect; (ii) that the bylaws of the Company are true and complete, have not been modified and are in full force and effect; (iii) that the resolutions of the Company’s board of directors (including, as applicable, a pricing committee of the board of directors) relating to the offering contemplated by this Agreement are in full force and effect and have not been modified; and (iv) as to the incumbency of the officers of the Company; and the documents referred to in such certificate shall be attached to such certificate; and

(o) The Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), any Written Testing-the-Waters Communication or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or Non-Prospectus Road Show, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood that the only information furnished to the Company for such use is the information contained in the first sentence of the fourteenth paragraph, the last sentence of the fifteenth paragraph and the sixteenth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus and the concession figure appearing in the fourth paragraph in the Prospectus (the “Underwriter Information”).

(b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Registration Statement against any losses, claims, damages or liabilities to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or Non-Prospectus Road Show, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) (the “Net Proceeds”) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, including, without limitation, the officers, directors, partners and members of each such Underwriter and its broker-dealer affiliates; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the

Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than the failure of the condition set forth in Section 8(f)(i), (iii), (iv) or (v)), any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representative in care of Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attn: Syndicate Department, Facsimile: (415) 364-2799; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attn: Secretary, Facsimile: (858) 408-4345 (with copies to those parties specified thereon). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

17. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by the Transaction Documents.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

23. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

24. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[signature page follows]

Please indicate your acceptance of this Agreement as of the date first written above by signing in the space provided below.

Very truly yours,

INSEEGO CORP.

By:	/s/ Stephen Smith
	Name:	Stephen Smith
	Title:	EVP & Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Larry Phillips
	Name:	Larry Phillips
	Title:	Managing Director

On behalf of itself and each of the other Underwriters

Signature Page to Underwriting Agreement

SCHEDULE I

The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from May 12, 2020.

The purchase price to be paid by the Underwriters for the Securities shall be 97.5% of the principal amount thereof, plus accrued interest, if any, from May 12, 2020.

Underwriter	Principal Amount of Firm Securities to be Purchased	Principal Amount of Optional Securities to be Purchased if Maximum Option Exercised
Stifel, Nicolaus & Company, Incorporated	$100,000,000	$15,000,000
Total	$100,000,000	$15,000,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses

Final Term Sheet, in the form attached as Schedule III

(b) Additional documents incorporated by reference

None

(c) Information other than the Preliminary Prospectus or the Final Term Sheet that comprises the Pricing Disclosure Package

None

(d) Written Testing-the-Waters Communications

Investor Presentation dated April 2020

SCHEDULE III

Pricing Term Sheet

[See attached.]

Filed pursuant to Rule 433

Registration File No. 333-238057

Relating to the

Preliminary Prospectus Supplement

dated May 7, 2020

(To Prospectus dated May 7, 2020)

PRICING TERM SHEET

May 7, 2020

Inseego Corp.

Offering of

$100,000,000 Aggregate Principal Amount of

3.25% Convertible Senior Notes due 2025

The information in this pricing term sheet supplements Inseego Corp.’s preliminary prospectus supplement, dated May 7, 2020 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Prospectus Supplement. As used in this pricing term sheet, “we,” “our” and “us” refer to Inseego Corp. and not to its subsidiaries.

Issuer	Inseego Corp.

Ticker / Exchange for Common Stock	INSG / The Nasdaq Global Select Market (“Nasdaq”).

Pricing Date	May 7, 2020

Trade Date	May 8, 2020

Settlement Date	May 12, 2020

Notes	3.25% convertible senior notes due 2025 (the “Notes”).

Principal Amount	$100,000,000 (or, if the underwriter fully exercises its over-allotment option, $115,000,000) aggregate principal amount of Notes.

Offering Price	100% of the principal amount of the Notes, plus accrued interest, if any, from the Settlement Date.

Maturity	May 1, 2025, unless earlier repurchased, redeemed or converted.

Stated Interest Rate	3.25% per annum.

Interest Payment Dates	May 1 and November 1 of each year, beginning on November 1, 2020.

Record Dates	April 15 and October 15.

Last Reported Sale Price per Share of Common Stock on Nasdaq on May 7, 2020	$10.51.

Conversion Premium	Approximately 20% above the last reported sale price per share of common stock on Nasdaq on May 7, 2020.

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Initial Conversion Price	Approximately $12.61 per share of our common stock.

Initial Conversion Rate	79.2896 shares of our common stock per $1,000 principal amount of Notes.

Optional Redemption	The Notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after May 6, 2023 and on or before the scheduled trading day before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice.

Private Exchange Transactions	Each of the Participating Stockholders has agreed to exchange the 2022 Notes that they currently hold (representing an aggregate of $44,816,000 principal amount of 2022 Notes) for an aggregate of approximately $32.1 million in cash and $80,000,000 aggregate principal amount of 3.25% convertible senior notes due 2025 in concurrent private exchange transactions that are expected to close immediately following this offering of notes (the “Participating Exchange Transactions”). We refer to any of our 3.25% convertible senior notes due 2025 issued to the Participating Stockholders in the Private Exchange Transactions as the “Participating Stockholder notes.” The Participating Stockholder notes will constitute part of the same series as the notes offered hereby, may initially be issued in certificated form, will initially not be fungible with the notes offered hereby (and will initially have a separate CUSIP number) and will be subject to certain transfer restrictions that are not applicable to the notes offered hereby. In particular, the Participating Stockholder notes will not become freely transferable until twelve months following their sale by the Participating Stockholders to a non-affiliate of ours unless sold in a transaction registered under the Securities Act or pursuant to Rule 144 under the Securities Act. This offering is not conditioned upon the closing of the Private Exchange Transactions, but the Private Exchange Transactions are conditioned upon the closing of this offering. We will not receive any cash proceeds from the Participating Stockholders in connection with the Private Exchange Transactions.

Pursuant to the terms of a registration rights agreement to be entered into between us and the Participating Stockholders, we will agree to file a registration statement with the SEC, promptly following the closing date of the Private Exchange Transactions, in order to effect a registration for resale by the Participating Stockholders of the Participating Stockholder notes and any shares of common stock issuable upon conversion of the Participating Stockholder notes. We expect that notes sold under such registration statement will be fungible with the notes offered hereby. Until the Participating Stockholder notes become freely tradeable, we expect the Participating Stockholder notes to trade, if at all, separately from the notes offered hereby, and we cannot assure you that the Participating Stockholder notes will ever trade with the notes offered hereby.

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Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $97.0 million (or approximately $111.6 million if the underwriter fully exercises its over-allotment option), after deducting the underwriter’s discounts and commissions and our estimated offering expenses. We intend to use approximately $49.3 million of the net proceeds from this offering to repay in full and terminate our existing Credit Agreement. Such amount includes the repayment of $47.5 million in outstanding principal, approximately $500,000 in interest accrued thereon, the Prepayment Fee of $760,000 and the Exit Fee of $570,000.

In addition, we intend to use approximately $2.3 million of the net proceeds from this offering to repurchase the Series E Preferred Stock we issued to South Ocean Funding, LLC, and approximately $32.1 million of the net proceeds from this offering to pay the aggregate cash amount due to the Participating Stockholders under the Private Exchange Transactions. We intend to use the remainder of the net proceeds for general corporate purposes. Pending application of the net proceeds as described above, we may invest the net proceeds in interest-bearing investment grade securities.

Sole Book-Running Manager	Stifel, Nicolaus & Company, Incorporated

CUSIP / ISIN Numbers	45782B AD6 / US45782BAD64

Interest Make-Whole Payment	If the last reported sale price of our common stock for each of the five trading days immediately preceding a conversion date is greater than or equal to $10.51 (which price is subject to adjustment in a manner directly inverse to the manner in which, but otherwise at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rate Adjustments—Generally”), we will, in addition to the other consideration payable or deliverable in connection with any conversion of Notes, make an interest make-whole payment to the converting holder equal to the sum of the present values of the scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the conversion date through the earlier of (i) the date that is three years after the conversion date and (ii) the maturity date if the Notes had not been so converted or otherwise repurchased.

If a conversion date occurs after the close of business on a regular record date for the payment of interest but prior to the open of business on the interest payment date corresponding to such regular record date, we will not pay accrued interest to any converting holder and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such regular record date. In such case, the interest make-whole payment to such converting holders will equal the present value of all remaining interest payments, starting with the next interest payment date for which interest has not been provided for until the earlier of (i) the date that is three years after the conversion date and (ii) the maturity date if the Notes had not been so converted or otherwise repurchased.

The present values will be computed using a discount rate equal to 1.0% by a U.S. nationally recognized independent investment banking firm, which may be the underwriter of this offering, retained by us for this purpose.

We will satisfy our obligation to pay any interest make-whole payment, at our election, in cash or shares of our common stock (together with cash in lieu of fractional shares) as described in the Preliminary Prospectus Supplement under the caption “Description of Notes—Interest Make-Whole Payment.”

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If we pay an interest make-whole payment in shares of our common stock, then the number of shares of common stock (together with cash in lieu of any fractional share) a holder will receive will be that number of shares that have a value equal to the amount of the interest make-whole payment to be paid to such holder in shares, divided by the product of the simple average of the daily VWAP of our common stock for the five VWAP trading days immediately preceding the conversion date; provided, that in no event will the effective conversion price of the Notes, after giving effect to any interest make-whole payment (whether paid in cash or shares of our common stock (together with cash in lieu of any fractional share)), be less than $10.51, which price is subject to adjustment in a manner directly inverse to the manner in which, but otherwise at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rate Adjustments—Generally”.

Notwithstanding the foregoing, if in connection with any conversion the conversion rate is adjusted as described in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Increase to Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,” then such holder will not receive the interest make-whole payment with respect to such Note.

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change	If a “make-whole fundamental change” (as defined in the Preliminary Prospectus Supplement) occurs and the conversion date for the conversion of a Note occurs during the related make-whole fundamental change conversion period, then, subject to the provisions described in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation, as described below) to the make-whole fundamental change effective date and the stock price of such make-whole fundamental change:

Make-Whole Fundamental Change Effective Date		Stock Price
	$10.51	$11.50	$12.61	$14.00	$16.40	$19.00	$22.00	$25.00	$30.00	$40.00	$50.00
May 12, 2020	15.8578	12.6313	10.0159	7.7350	5.3000	3.7553	2.6309	1.8636	1.0127	0.1710	0.0000
May 1, 2021	15.8578	11.8435	9.0896	6.7893	4.4896	3.1358	2.1918	1.5564	0.8467	0.1338	0.0000
May 1, 2022	15.8578	10.9078	7.9635	5.6429	3.5366	2.4279	1.6991	1.2120	0.6607	0.0950	0.0000
May 1, 2023	15.8578	9.8365	6.5845	4.2421	2.4354	1.6453	1.1618	0.8360	0.4570	0.0600	0.0000
May 1, 2024	15.8578	8.5678	4.7034	2.4143	1.1951	0.8111	0.5836	0.4248	0.2350	0.0245	0.0000
May 1, 2025	15.8578	7.6670	0.0127	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two make-whole fundamental change effective dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above and/or the earlier and later make-whole fundamental change effective dates in the table above, based on a 365- or 366-day year, as applicable; and

4

•

if the stock price is greater than $50.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Adjustment of Stock Prices and Number of Additional Shares”), or less than $10.51 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 95.1474 shares of our common stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Generally.”

* * *

We have filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, the underwriter, or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement (or, when available, the final prospectus supplement) and the accompanying prospectus upon request to: Stifel, Nicolaus & Company, Incorporated, Attn: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com.

You should rely only on the information contained or incorporated by reference in the Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Notes.

Neither this pricing term sheet, nor the Preliminary Prospectus Supplement and accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

5

SCHEDULE IV

Parties Executing Lock-Up Agreements

Name
Dan Mondor
James Avery
Christopher Harland
Brian Miller
Jeffrey Tuder
Stephen Smith
Ashish Sharma
Douglas Kahn

SCHEDULE V

Form of Lock-Up Agreement

LOCK-UP AGREEMENT

INSEEGO CORP.

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representative of the Several Underwriters

c/o Stifel Nicolaus & Company, Incorporated

One Montgomery Street

Suite 3700

San Francisco, California 94104

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) between Inseego Corp., a Delaware corporation (the “Company”), and Stifel, Nicolaus & Company, Incorporated (the “Representative”), as representative of the several underwriters named therein (the “Underwriters”).

As an inducement to the Underwriters to enter into the Underwriting Agreement in connection with the proposed public offering (the “Offering”) of the Company’s convertible senior notes (the “Notes”) pursuant to a Registration Statement on Form S-3ASR, the undersigned hereby agrees that, from the date hereof and until 90 days after the public offering date set forth on the final prospectus supplement used for the Offering (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 90 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any immediate family member of the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or other securities of the Company for the benefit of the undersigned or such immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative, which consent may be withheld in the Representative’s sole discretion. As used herein, “immediate family member” shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

The foregoing restrictions shall not apply to: (a) bona fide gifts to any immediate family member of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or immediate family members of the undersigned; (b) transfers by will or intestate succession upon the death of the undersigned; (c) bona fide gifts to charity or educational institutions; (d) transfers by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement; provided that, in the case of any transfer, distribution or transaction pursuant to clauses (a), (b), (c) or (d) above, (i) each resulting transferee of the Company’s securities executes and delivers to the Representative an agreement reasonably satisfactory to the Representative certifying that such transferee is bound by the terms of this Agreement as if it had been an original party hereto, (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or such immediate family member), such securities shall remain subject to the restrictions contained in this Agreement and (iii) no filing by any party (transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than (i) a Form 5 filing made after the expiration of the Lock-up Period and (ii) in the case of a transfer pursuant to clauses (b) or (d) above, a Form 4 filing required to be made under the Exchange Act provided that such filing indicates by footnote disclosure the nature of the transaction or disposition); (e) exercises or settlements of any stock options or other awards issued pursuant to the Company’s equity incentive plans or warrants, which equity incentive plans and warrants are described or incorporated by reference in the prospectus relating to the Offering; provided that any securities received upon such exercise will also be subject to this Agreement; (f) the forfeiture or transfer of shares of Common Stock or any securities convertible into Common Stock upon a vesting event of the Company’s securities or upon the exercise of options, warrants or other rights to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that any filing under Section 16(a) of the Exchange Act as a result of such forfeiture or transfer will contain a footnote disclosing the nature of such forfeiture or transfer; (g) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), provided that such plan does not provide for the sale or transfer of [more than             ]1 shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock during the Lock-Up Period; [provided further that (i) no such sales shall occur during the period beginning on the date hereof and ending 45 days after the Public Offering Date and (ii) any filing under Section 16(a) of the Exchange Act as a result of such sales will contain a footnote disclosing that such sales were pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act;] and provided further that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the entry into such 10b5-1 Plan; (h) sales, transfers or distributions pursuant to any bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the shares of Common Stock and other securities convertible, exercisable or exchangeable for shares of Common Stock held by the undersigned shall remain subject to the provisions of this Agreement; and (i) the sale or transfer of any Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock acquired by the undersigned in the open market on or after the Public Offering Date. For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Common Stock entitled to vote in elections for the Company’s Board of Directors on a fully diluted basis.

[Furthermore, the foregoing restrictions shall not apply to the sale, transfer, exchange or other disposition to the Company of the Company’s convertible notes outstanding as of the date hereof in connection with the concurrent private placement described in the prospectus relating to the Offering (the “Concurrent Private Placement”) or the sale, transfer, exchange or other disposition of the Company’s convertible notes acquired in the Concurrent Private Placement.]2

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended, of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs,

[1]	Note to draft: bracketed language to be included in lock-ups for certain signatories only.
[2]	Note to draft: bracketed language to be included in lock-ups for certain signatories only.

personal representatives and assigns of the undersigned. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall lapse and become null and void and the undersigned shall be released from all obligations under this Agreement if the Underwriting Agreement does not become effective by May 31, 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes to be sold thereunder.

[Signature Page Follows]

Very truly yours,

Printed Name:
Date: